UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

January 28, 2016

Date of Report: (Date of earliest event reported)

ARTHUR J. GALLAGHER & CO.

(Exact name of registrant as specified in its charter)

Delaware	1-9761	36-2151613
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

Two Pierce Place, Itasca, Illinois 60143-3141, (630) 773-3800

(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 28, 2016, the Board of Directors (the “Board”) of Arthur J. Gallagher & Co. (“Gallagher”) increased the number of directors on the Board from 9 to 10, in accordance with Section 3.1 of Gallagher’s Bylaws. In order to fill the resulting vacancy, the Board appointed Ralph J. Nicoletti as a director of Gallagher, to serve until he stands for election at the 2016 Annual Meeting of Stockholders. Concurrently with his appointment to the Board, Mr. Nicoletti was appointed to serve on the Audit Committee of the Board.

Mr. Nicoletti will participate in Gallagher’s standard compensation program for non-employee directors, as described in Gallagher’s proxy statement for its 2015 Annual Meeting of Stockholders in the section entitled “Director Compensation” and incorporated by reference herein.

There are no transactions in which Mr. Nicoletti has an interest that require disclosure under Item 404(a) of Regulation S-K. In addition, there is no arrangement or understanding between Mr. Nicoletti and any other person pursuant to which he was selected to serve as a director.

On January 28, 2016, Gallagher issued a press release announcing Mr. Nicoletti’s appointment to the Board, a copy of which press release is attached to this Current Report on Form 8-K as Exhibit 99.

Item 9.01.	Financial Statements and Exhibits.

99	Press release, dated January 28, 2016, issued by Arthur J. Gallagher & Co.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arthur J. Gallagher & Co.

Date: January 28, 2016	/s/ WALTER D. BAY
Walter D. Bay Vice President, General Counsel and Secretary